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                                                                     Exhibit 8.2



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
(LOGO)(CHINESE CHARACTERS)                                  (CHINESE CHARACTERS)
ZHONG LUN LAW FIRM                                          Beijing Shanghai Shenzhen Guangzhou Tokyo

(CHINESE CHARACTERS): 200120                                (CHINESE CHARACTERS)/Tel: (86 21) 50372668
11/F Bank of China Tower, 200 Yin Cheng Road Central,       (CHINESE CHARACTERS)/Fax: (86 21) 50372678
Pu Dong New Area, Shanghai 200120 P. R. China               (CHINESE CHARACTERS)/URL: http://www.zhonglun.com


                                  27 June 2008


Solarfun Power Holdings Co., Ltd.
666 Linyang Road, Qidong
Jiangsu Province 226200
People's Republic of China

RE: SOLARFUN POWER HOLDINGS CO., LTD (FORM F-3)

Ladies and Gentlemen,

We are qualified lawyers of the People's Republic of China (the PRC) and as such are qualified to issue this opinion regarding the laws of the PRC. We are serving as the PRC counsel of Solarfun Power Holdings Co., Ltd., a Cayman Islands company incorporated as a limited liability company (the COMPANY), and have been requested to issue our opinion regarding PRC law in connection with the filing of Form F-3 Registration Statement (the REGISTRATION STATEMENT) filed by the Company with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to US$172,500,000 3.50% convertible senior notes due on January 15, 2018 and ordinary shares underlying the American Depositary Shares issuable upon conversation of the notes (the SECURITIES).

In delivering this opinion letter, we have reviewed and relied on the relevant parts as detailed below of the (i) the Registration Statement, (ii) the prospectus dated June 27, 2008 (the PROSPECTUS).

In rendering the opinion described below, we have assumed the genuineness of all the signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us whether submitted in original form, via electronic communication, fax or other form of communication. We have also assumed that the transactions related to the issuance of the Securities will be consummated in accordance with the terms of the documents described herein.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement or the Prospectus, we are of the opinion that the statements set forth in the Prospectus under the caption "Taxation - PRC Taxation" constitute an accurate summary of the matters described therein in all material respects.

This opinion is rendered on the basis of the PRC laws (other than the laws of Hong Kong, Macao or Taiwan) effective as at the date of this letter. We express no opinion


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
(LOGO)(CHINESE CHARACTERS)                                  (CHINESE CHARACTERS)
ZHONG LUN LAW FIRM                                          Beijing Shanghai Shenzhen Guangzhou Tokyo

(CHINESE CHARACTERS): 200120                                (CHINESE CHARACTERS)/Tel: (86 21) 50372668
11/F Bank of China Tower, 200 Yin Cheng Road Central,       (CHINESE CHARACTERS)/Fax: (86 21) 50372678
Pu Dong New Area, Shanghai 200120 P. R. China               (CHINESE CHARACTERS)/URL: http://www.zhonglun.com


with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein. We do not express any opinion herein concerning any law other than the tax law of PRC described above.

We hereby consent to the filing of this opinion letter as Exhibit 8.2 to the Registration Statement and to the use of our name in the Registration Statement.

Very Truly Yours,

/s/ Zhong Lun Law Firm

Zhong Lun Law Firm, Shanghai Office